Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43743 and 333-101506) of Ameren Corporation of our report dated June 18, 2004 relating to the financial statements of the Ameren Corporation Employee Long-Term Savings Plan - IUOE No. 148, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
St. Louis, Missouri
June 28, 2004